Exhibit 3.1

FORM NO. 3a	Registration No. 47717

BERMUDA

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Stonekey Holdings Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Watford Holdings Ltd. on the 19th day of July 2013.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 24th day of July 2013 for Registrar of Companies

FORM NO. 6	Registration No. 47717

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 22nd day of May 2013

Stonekey Holdings Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 23rd day of May 2013